UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 6, 2005

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3155 Porter Drive, Palo Alto, California		94304
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650.475.3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

StemCells, Inc. (the "Company") today announced the resignation of Judi R. Lum as CFO and Vice President, Finance, as well as the appointment of Rodney K.B. Young as the Company’s new CFO and Vice President, Finance, both effective September 6, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

From 2003 until he joined the Company, Mr. Young, age 43, served as Chief Financial Officer, Director, and co-founder of Extropy Pharmaceuticals, a private biopharmaceutical company focused on developing drugs for pediatric indications. Previously, Young was Managing Director, Healthcare Corporate Finance with SG Cowen Securities Corp. in London, England from 2000 to 2002. He joined Lehman Brothers Inc. in 1989 and served as Senior Vice President, Global Healthcare with Lehman Brothers, Inc. in New York until 1999, and until 2000 as Executive Director, Global Mergers & Acquisitions in London, where he headed the Healthcare Merger & Acquisition team focused on pharmaceutical and biotechnology companies. Mr. Young holds a B.A. degree from the University of Chicago and an M.B.A. from the Chicago Graduate School of Business.

Mr. Young is a signatory to a letter agreement between Mr. Young and the Company that outlines certain terms and conditions of his employment. The agreement provides for annual compensation of $250,000 per year, which is subject to review at least annually by the Company’s compensation committee, beginning January 2007. Mr. Young is also eligible for an annual cash bonus under the Company’s bonus plan of up to twenty-five percent of his base salary. The agreement also provides for the grant of options to purchase 450,000 shares of the Company’s common stock at the closing price of the stock on the NASDAQ SmallCap Market on the date on which Mr. Young began his employment. The options will vest over 48 months, with one-quarter of the shares vesting, subject to his continued employment by the Company, on the first anniversary of the date on which Mr. Young’s employment began and the remaining shares vesting at the rate of 1/48th per month on the last day of each month during the ensuing 36 months. In addition, on the first anniversary of his employment, Mr. Young will be granted an option to acquire no less than 25,000 shares of the Common Stock of the Company at the closing price of the stock on the market on which they are listed on the date of the grant, which, subject to his continued employment by the Company, will also vest over forty-eight (48) months, one quarter of the shares on the first anniversary of the grant and the remaining shares at the rate of one forty-eighth (1/48) per month on the last day of each month during the ensuing thirty-six months. As a condition of his employment, Mr. Young is required to sign the Company’s standard form of confidentiality and assignment agreement. In the event that Mr. Young’s employment with StemCells is terminated by the Company without Cause as defined or if he resigns for Good Reason as defined, he will receive, as severance, 6 months of salary, at his base salary rate in effect at the time and the Company will pay all premiums necessary to maintain his group health insurance coverage in effect for 6 months after the termination date if he makes the COBRA election. If such a termination occurs within 12 months after a Change of Control as defined, he will receive, as severance, 12 months of salary payments and 12 months of Company-paid COBRA health insurance coverage if he makes the COBRA election, and the Company will "gross him up" for any tax impact associated with this health insurance benefit. Mr. Young’s employment is "at will." The description provided above is qualified in its entirety by reference to the full text of Mr. Young’s agreement, a copy of which is attached to this Form 8K as exhibit 10.72.

In connection with Ms. Lum’s resignation, the Company entered into an Agreement for Consulting Services, the material terms of which are that Ms. Lum (the "Consultant") resigned from the Company’s employment, that the Company accepted her resignation, that she agreed to provide consulting services on financial functions of the Company and development and maintenance of financial and accounting practices and procedures, including assistance in assuring the accuracy and timeliness of SEC mandated financial reporting and compliance requirements and advice on strategic business plans, as well as providing information and support to the Company’s CFO for a Term of 6 months and two weeks. As compensation, Consultant will be paid $17,917 per month and, if she elects COBRA, the Company will pay the employer’s share of her health plans. These payments will be made for the full Term even if the consulting agreement is terminated early. In addition, the vesting of 106,250 shares of the Company’s common stock covered by an option was accelerated to September 6, 2005. Also, when and if Company’s Board of Directors awards bonuses for 2005, Consultant will receive 8/12 of that proportion of her target bonus as CFO that is generally awarded. Consultant agrees to abide by the Company’s Code of Ethics to the extent relevant to consultants and assumes duties of confidentiality and disclosure of intellectual property conceived or developed during the performance of consulting services. The Company will indemnify Consultant for claims or liabilities arising out of her provision of the consulting services. The agreement is contingent on execution and non-revocation of a Separation Agreement and General Release. The description provided above is qualified in its entirety by reference to the full text of Ms. Lum’s agreement, a copy of which is attached to this Form 8K as exhibit 10.73.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

ITEM 5.02 (b). Effective September 6, 2005, Judi R. Lum resigned as Chief Financial Officer and Vice President, Finance of StemCells, Inc.

ITEM 5.02 (c). Effective September 6, 2005, Rodney K.B. Young was appointed Chief Financial Officer and Vice President, Finance of StemCells, Inc. Mr. Young’s background and the material terms of the letter agreement between him and the Company are set out in Item 1.01 above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

September 7, 2005	By:	Rodney K.B. Young

Name: Rodney K.B. Young
Title: CFO

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Exhibit Index

Exhibit No.	Description

10.72	Young letter agreement
10.73	Lum consultant agreement
99.1	Press Release